Exhibit 99.1

Contact:

China Pharma Holdings, Inc.

Ms. Diana Na Huang

Phone: +86-898-6681-1730 (China)

Email: hps@chinapharmaholdings.com

China Pharma Holdings, Inc. Reports Full Year 2016 Financial Results

HAIKOU CITY, China, March 31, 2017 - China Pharma Holdings, Inc. (NYSE MKT: CPHI) (“China Pharma,” the “Company” or “We”), an NYSE MKT listed corporation with its fully-integrated specialty pharmaceuticals subsidiary based in China, today announced financial results for the year ended December 31, 2016.

Full Year Highlights

•	Revenue decreased 23.5% to $15.6 million in fiscal year 2016 from $20.4 million in fiscal year 2015;

•	Gross margin was 20.7% in fiscal year 2016, compared to 7.2% in fiscal 2015. Without the effect of inventory obsolescence, management estimates that our gross profit would have been approximately 20.7% in fiscal year 2016 and 22.5% in fiscal year 2015;

•	Loss from operations was $8.2 million in fiscal year 2016 compared to $14.3 million in 2015, a decrease of $6.1 million;

•	Net loss was $9.2 million in fiscal year 2016 compared to $15.4 million in 2015. Loss per common share was $(0.21) per basic and diluted share in fiscal 2016 compared with $(0.35) per basic and diluted share in fiscal year 2015.

“We completed construction of our manufacturing facilities and received new GMP certificates for our dried powder and liquid injectable product lines produced at our new manufacturing facility in 2014; and completed upgrading and received new GMP certificates for our tablet and capsule product lines and for the cephalosporin product lines at our old factories in 2015. Solid manufacturing facility like this put us in a very good position to secure the foundation for steady business growth in the future. However, the missed provincial biddings back in 2014 still negatively impacted our market shares previously secured in those areas, and dragged our sales in 2016. In addition, the rectification on pharmaceutical distributors initiated by Chinese CFDA in middle 2016 also negatively impacted our sales because that the distributors’ time and efforts were focused on passing CFDA inspection, which delayed their ordinary promotion efforts and purchase and distribution activities.” said Ms. Zhilin Li, China Pharma’s Chairman and CEO. Ms Li continued, “Nevertheless, to increase our sales remains our top priority. Management will continue to vigorously promote sales by actively participating in the recent opening of the new provincial drug tender and participation in drug promotion activities like exhibitions. And we continue to believe that demand for pharmaceutical products is huge and steady in China. The ongoing generic drug consistency evaluations and reform of China’s drug production registration and review policies will have major impact on the future development of our industry and may change its business patterns. We will continue to actively adapt to state policy guidance and further evaluate market conditions for our current existing products, pipeline products, and competition in the market in order to optimize our development strategy.”

 Full Year Results

Revenue decreased by 23.5% to $15.6 million for the year ended December 31, 2016, as compared to $20.4 million for the year ended December 31, 2015. This decrease was primarily due to the focus of our distributor customers with the CFDA rectification of pharmaceutical distributors in the second and third quarters of 2016, despite our efforts to promote sales in an attempt to regain market share during 2016.

Gross profit for the year ended December 31, 2016 was $3.2 million, compared to $1.5 million in 2015. Our gross profit margin in 2016 was 20.7% compared to 7.1% in 2015. Without the effect of inventory obsolescence, management estimates that our gross profit would have been approximately 20.7% in 2016 and 22.5% in 2015. With the national implementation of full coverage health insurance almost completed, and the positive effect of its expansion policy gradually diminished, and taking into account many unfavorable market factors such as Medicare cost-control and price pressures from drug tenders, we have experienced general decline in profit margins in recent years. Going forward, we expect to see continued pricing pressure on most of our products. However, new products could help support overall gross margin once they are launched.

Our selling expenses for the year ended December 31, 2016 were $4.0 million, a decrease of $0.3 million, compared to $4.3 million for the year ended December 31, 2015. Selling expenses accounted for 25.9% of the total revenue in 2016 compared to 21.1% in 2015.  The increase was mainly the result of additional marketing, consulting and product promotional efforts in certain Chinese provinces. Because of adjustments in our sales practices resulting from healthcare reform policies, despite the overall decrease in sales, we require additional personnel and expenses to support our sales and the collection of accounts receivable.

Our general and administrative expenses for the year ended December 31, 2016 were $2.3 million, which represented an increase of $0.4 million compared to $1.9 million in 2015. General and administrative expenses accounted for 14.6% and 9.3% of our total revenues in 2016 and 2015, respectively.

For the year ended December 31, 2016, the Company’s bad debt expense was $1.1 million, compared to a bad debt expense of $6.0 million in 2015. During 2015, we also recognized bad debt expenses of $4.2 million related to advances made to suppliers based our evaluations of the realization likelihood of payments. The decline in our bad debt expenses was mainly the result of the decline in our revenues in recent years, which also led to the corresponding decline in the net amount of accounts receivable aging over one year (according to our current accounting policy, we are required to recognize a bad debt allowance at 70% of the accounts receivable that are between 365 days to 720 days old).

Our impairments for the year ended December 31, 2016 were $4.0 million, compared to $0.1 million in 2015. As a pharmaceutical company, we have been focusing on the development and maintenance of our intangible assets, mainly in the form of medical formulas. Because of recently implemented government policies such as consistency evaluations, our management made certain assessments regarding the impairment of our intangible assets in 2016, and identified five formulas that would likely be unable to generate positive cash flow in the foreseeable future and therefore recognized impairment loss on them accordingly.

Our income tax rate was 15% for each of the years ended December 31, 2016 and 2015. Our income tax expense was $0.3 million and $0.06 million for the years ended December 31, 2016 and 2015, respectively. The expense arose as a result of certain deferred tax liabilities recognized in prior years. We renewed our "National High-Tech Enterprise" status with the Chinese government in the third quarter of 2013. With this designation, for the years ending December 31, 2014, 2015 and 2016, we enjoy a preferential tax rate of 15%, which is notably lower than the statutory income tax rate of 25%. However, our recent net loss results have put the Company in an unfavorable position for the potential renewal of "National High-Tech Enterprise" status in 2017, and after evaluating the feasibility of such a renewal, the Company has decided not to renew this status. As a result, our tax rate for 2017 and the foreseeable future will be 25%.

Net loss for the year 2016 was $9.2 million, or $(0.21) per basic and diluted share, compared to net loss of $15.4 million, or $(0.35) per basic and diluted share for the year 2015. The decrease in net loss was mainly a result of the increase in inventory obsolescence and bad debt expenses.

Financial Condition

As of December 31, 2016, the Company had cash and cash equivalents of $2.7 million compared to $6.2 million as of December 31, 2015. Year-over-year, working capital decreased to $7.1 million in 2016 from $12.2 million in 2015 and the current ratio was 1.7 times in 2016, decreased from 1.9 times in 2015.

Our accounts receivable balance decreased to $4.0 million as of December 31, 2016 from $5.2 million as of December 31, 2015. The decrease was mainly due to $1.1 million of bad debt expenses recognized in 2016.

For the year ended December 31, 2016, cash flow from operating activities was $2.9 million, as compared to $3.4 million in 2015.

Pipeline Update

In order to support our existing products package under the unfavorable economic environment, we have remained focused on pipeline development. We have experienced delays in obtaining approval for the products in our pipeline due to revisions and enhancements in the approval criteria and processes issued by China Food and Drug Administration (the “CFDA”) which result in additional supplemental materials and trials, higher cost, and longer approval time for certain applications. In March 2016, the PRC State Council issued the "Opinions on Carrying out Consistency Evaluation on Quality and Efficacy of Generic Drugs" which requires all chemical generic pipeline products to carry out consistency evaluations before final registration approval and therefore further prolongs the registration process for our pipeline products.

Due to the detailed implementation rules of consistency evaluations that are still being introduced, our decision making has been impacted by those uncertainties, and we suspended the development of our pipeline products in 2016. The following list sets forth the current status of our main pipeline products:

•	Antibiotic Combination - We are currently in Phase II of clinical trials, due to increased regulatory requests for clinical review.

•	Rosuvastatin - Rosuvastatin is a generic form of Crestor, a drug for the treatment of high blood cholesterol levels. Clinical trials for this generic drug were completed in the fourth quarter of 2010.We have submitted an application for production approval and are supplementing consistency evaluation experiments pursuant to the Opinions.

•	Heart disease drug - We developed an oral solution for the treatment of coronary heart disease in our new product pipeline. This product comes with a patented Traditional Chinese Medicine (“TCM”) formula. We have completed Phase III clinical trials and are supplementing clinical trials pursuant to the updated criteria.

•	Alzheimer's disease drug - We developed a drug for the treatment of Alzheimer's disease and are supplementing consistency evaluation experiments pursuant to the Opinions.

•	Digestive diseases drug - We developed two drugs for the treatment of digestive diseases and are supplementing consistency evaluation experiments pursuant to the Opinions.

Conference Call

The Company will hold a conference call at 8:30 am ET on March 31, 2017 to discuss the results of fiscal year 2016. Listeners may access the call by dialing 1-866-519-4004 or 65-671-350-90 for international callers, Conference ID # 90824357. A replay of the call will be accessible through April 8, 2017 by dialing 1-855-452-5696 or 61-281-990-299 for international callers, Conference ID # 90824357.

About China Pharma Holdings, Inc.

China Pharma Holdings, Inc. is a specialty pharmaceutical company that develops, manufactures and markets a diversified portfolio of products focused on conditions with a high incidence and high mortality rates in China, including cardiovascular, CNS, infectious, and digestive diseases. The Company's cost-effective, high-margin business model is driven by market demand and supported by new GMP-certified product lines covering the major dosage forms. In addition, the Company has a broad and expanding nationwide distribution network across all major cities and provinces in China. The Company’s wholly-owned subsidiary, Hainan Helpson Medical & Biotechnology Co., Ltd., is located in Haikou City, Hainan Province. For more information about China Pharma Holdings, Inc., please visit http://www.chinapharmaholdings.com. The Company routinely posts important information on its website.

Safe Harbor Statement

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as the achievability of financial guidance, success of new product development, unanticipated changes in product demand, increased competition, downturns in the Chinese economy, uncompetitive levels of research and development, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations except as required by applicable law or regulation.

- FINANCIAL TABLES FOLLOW -

CHINA PHARMA HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$2,665,802	$6,248,760
Restricted cash	1,088,879	—
Trade accounts receivable, less allowance for doubtful
accounts of $15,664,496 and $29,352,806, respectively	3,999,809	5,174,101
Other receivables, less allowance for doubtful
accounts of $71,548 and $74,400, respectively	224,373	290,739
Advances to suppliers	2,003,792	2,533,354
Inventory	7,310,939	9,662,750
Prepaid expenses	226,357	339,140
Total Current Assets	17,519,951	24,248,844

Advances for purchases of intangible assets	35,498,059	42,030,649
Property and equipment, net	24,967,448	29,393,257
Intangible assets, net	534,682	841,075
TOTAL ASSETS	$78,520,140	$96,513,825

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Trade accounts payable	$3,060,374	$2,439,355
Accrued expenses	139,830	143,409
Other payables	2,502,694	2,095,449
Advances from customers	811,232	595,681
Other payables - related parties	1,354,567	1,354,567
Current portion of construction loan facility	1,440,154	1,540,666
Bankers' acceptance notes payable	1,088,879	—
Short-term notes payable	—	4,621,998
Total Current Liabilities	10,397,730	12,791,125
Non-current Liabilities:
Construction loan facility	8,640,927	10,784,661
Deferred tax liability	572,349	296,890
Total Liabilities	19,611,006	23,872,676
Stockholders' Equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued or outstanding	—	—
Common stock, $0.001 par value; 95,000,000 shares authorized;
43,579,557 shares and 43,579,557 shares outstanding, respectively	43,580	43,580
Additional paid-in capital	23,590,204	23,590,204
Retained earnings	24,757,374	33,939,998
Accumulated other comprehensive income	10,517,976	15,067,367
Total Stockholders' Equity	58,909,134	72,641,149
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$78,520,140	$96,513,825

CHINA PHARMA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	For the Year
	Ended December 31,
	2016	2015
Revenue	$15,570,514	$20,351,630
Cost of revenue	12,352,004	15,778,243
Inventory obsolescence	—	3,108,826

Gross profit	3,218,510	1,464,561

Operating expenses:
Selling expenses	4,036,590	4,294,639
General and administrative expenses	2,265,851	1,896,559
Research and development expenses	365,969	961,897
Bad debt expense	1,086,449	10,147,293
Impairment loss	3,962,141	104,544
Total operating expenses	11,717,000	17,404,932

Subsidy income	343,023	1,640,531

Loss from operations	(8,155,467)	(14,299,840)

Other income (expense):
Interest income	130,575	119,925
Interest expense	(849,557)	(1,165,164)
Net other expense	(718,982)	(1,045,239)

Loss before income taxes	(8,874,449)	(15,345,079)
Income tax expense	(308,175)	(60,439)
Net loss	(9,182,624)	(15,405,518)
Other comprehensive income - foreign currency
translation adjustment	(4,549,391)	(4,693,453)
Comprehensive loss	$(13,732,015)	$(20,098,971)
Loss per share:
Basic and diluted	$(0.21)	$(0.35)
Weighted average shares outstanding	43,579,557	43,579,557

CHINA PHARMA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year
	Ended December 31,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(9,182,624)	$(15,405,518)
Depreciation and amortization	3,078,074	3,598,527
Bad debt expense	1,086,449	10,147,293
Deferred income taxes	308,175	60,439
Provision for obsolete inventory	—	1,941,007
Impairment of intangible assets	3,962,141	104,544
Changes in assets and liabilities:
Trade accounts and other receivables	(1,097,556)	(2,511,888)
Advances to suppliers	380,779	843,639
Inventory	2,734,612	5,157,861
Trade accounts payable	815,198	216,304
Accrued taxes payable	72,107	34,802
Other payables and accrued expenses	377,663	548,455
Advances from customers	265,928	(1,430,595)
Prepaid expenses	94,762	45,190
Net Cash Provided by Operating Activities	2,895,708	3,350,060

Cash Flows from Investing Activities:
Advances for purchases of intangible assets	—	(1,634,097)
Bankers acceptances redeemed for cash	—	423,693
Purchases of property and equipment	(193,404)	(685,302)
Net Cash Used in Investing Activities	(193,404)	(1,895,706)

Cash Flows from Financing Activities:
Payments of construction term loan	(1,505,346)	—
Payments of short term notes payable	(4,516,039)	—
Net Cash Used in Financing Activity	(6,021,385)	—

Effect of Exchange Rate Changes on Cash	(263,877)	(501,384)
Net (Decrease) Increase in Cash and Cash Equivalents	(3,582,958)	952,970
Cash and Cash Equivalents at Beginning of Period	6,248,760	5,295,790
Cash and Cash Equivalents at End of Period	$2,665,802	$6,248,760

Supplemental Cash Flow Information:
Cash paid for interest	$836,011	$1,151,613

Supplemental Noncash Investing and Financing Activities:
Accounts payable for purchases of property and equipment	$—	$171,245
Issuance of banker's acceptances	1,088,879	—
Accounts receivable collected with banker's acceptances	935,265	2,422,137
Inventory purchased with banker's acceptances	935,265	2,059,028
Advances for purchases of intangibles paid with banker's acceptances	—	391,826